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                                                                      EXHIBIT 99


FROM:          Health Fitness Corporation
               3600 West 80th Street Minneapolis, Minnesota 55431

CONTACT:       Geri Martin
               Vice President of Marketing
               952.897.5245 or gmartin@hfit.com

   HEALTH FITNESS CORPORATION TO PURCHASE HEALTH & FITNESS SERVICES DIVISION
                 OF JOHNSON & JOHNSON HEALTH CARE SYSTEMS INC.
    CREATING AMERICA'S LARGEST WORKSITE HEALTH, WELLNESS AND FITNESS COMPANY

MINNEAPOLIS, MINNESOTA, AUGUST 26, 2003 - Health Fitness Corporation (OTC BB:
HFIT), today announced it has signed an agreement to acquire the business assets of the Health & Fitness Services Division (HFS Division) of Johnson & Johnson Health Care Systems Inc. (JJHCS) for an undisclosed purchase price.

Assets to be acquired by Health Fitness Corporation consist primarily of client contracts, proprietary wellness, lifestyle and health promotion programs and other health and wellness services of the HFS Division. Johnson & Johnson Health Care Systems will retain its Integrated Behavioral Solutions business unit, and will license certain Behavioral Solutions methodologies to Health Fitness Corporation for use in its business. As part of the transaction, HFC will enter into a multi-year management contract with another subsidiary of Johnson & Johnson under which HFC will manage 30 Johnson & Johnson affiliate sites, making J&J and its affiliates HFC's largest client.

As a result of this acquisition, Health Fitness Corporation will have the largest market share and geographical presence in the industry, and will be well-positioned to continue serving all of its existing clients together with those of the HFS Division, and to build new business. The closing is subject to certain conditions that the parties are endeavoring to satisfy within the next 45 to 60 days.

The HFS Division of Johnson & Johnson Health Care Systems has been serving clients since 1986, providing corporate fitness and wellness services and programs to companies across the United States and Canada and in Latin America. Services include: health and fitness center management, consulting, occupational health services, health risk assessment programs, wellness, fitness, injury prevention and treatment programs and data analysis services. Currently, the HFS Division manages approximately 190 health fitness centers throughout the U.S.

Health Fitness Corporation plans to finance its acquisition of the HFS Division primarily with a bank term loan; supplemented with venture financing.

"This transaction will make Health Fitness Corporation the leader in the worksite wellness and corporate fitness industry," said Jerry Noyce, Health Fitness Corporation CEO and president. "Driving corporate health and wellness needs are a number of widely publicized health concerns in the U.S. related to unhealthy lifestyles, including tobacco use, poor diet, and sedentary habits which lead to overweight, obesity, heart disease and diabetes. As companies seek relief from their rising health care premiums and medical costs, they increasingly look to their health and wellness program providers to deliver a more complete range of health enhancement offerings. We are tremendously excited about the opportunity to broaden our program offerings by integrating the Health & Fitness Services division of Johnson &



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Johnson Health Care Services into Health Fitness Corporation. Employers want programs that produce quantifiable results. We have a greater opportunity to impact those trends by combining our existing program offerings with those we are acquiring, and delivering superior services to the worksite."


ABOUT HEALTH FITNESS CORPORATION
Health Fitness Corporation is the leading provider of results-oriented fitness, assessment, wellness, and occupational health services to corporations, hospitals, universities and communities. HFC has been serving clients since 1975 and manages 200 sites across the U.S. and Canada. For more information about Health Fitness Corporation, go to www.hfit.com.

This press release contains forward-looking statements within the meaning of federal securities laws. These statements include statements regarding intent, belief or current expectations of Health Fitness Corporation and its management. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that may cause Health Fitness' actual results to differ materially from the results discussed in these statements. Please refer to Management's Discussion and Analysis contained within the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.